Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2014 FIRST QUARTER RESULTS

First quarter revenues of $215.6 million, a 6% increase compared to prior year first quarter

First quarter AOCF of $65.5 million, a 3% increase compared to prior year first quarter

First quarter operating income of $39.9 million, comparable to prior year first quarter

Fully transformed Madison Square Garden Arena debuted on October 25, 2013

NEW YORK, N.Y., November 1, 2013 – The Madison Square Garden Company (NASDAQ: MSG) today reported financial results for the fiscal 2014 first quarter ended September 30, 2013.

Fiscal 2014 first quarter revenues of $215.6 million grew 6%, as compared to the prior year first quarter, primarily due to an increase in revenues in the MSG Media and MSG Sports segments, partially offset by a decrease in revenues in the MSG Entertainment segment.

Fiscal 2014 first quarter adjusted operating cash flow (“AOCF”)(1) of $65.5 million increased 3%, as compared to the prior year first quarter, primarily due to an AOCF increase in the MSG Media and MSG Sports segments, mostly offset by lower results in the MSG Entertainment segment and, to a lesser extent, an increase in unallocated corporate expenses (“Other”)(2). Fiscal 2014 first quarter operating income of $39.9 million was comparable to the prior year first quarter and net income of $23.9 million ($0.31 per diluted share) increased 16%, as compared to the prior year first quarter.

President and CEO Hank Ratner said: “Fiscal 2014 is an important year for our Company as we near the successful conclusion of a significant capital investment cycle and position our Company for its next chapter. In this regard, we recently celebrated the first of two important milestones, with last week’s debut of a fully transformed Madison Square Garden Arena. With the completion of our third and final phase, our customers are now experiencing all of the amenities provided as a result of this unprecedented project, which was designed to benefit everyone who walks through our doors. A second important milestone is just around the corner, as we prepare for the January 2014 re-opening of the reinvented Forum in Inglewood, California. With the successful completion of these historic projects close at hand, we believe our Company is well-positioned to pursue additional opportunities to drive continued growth over the long-term.”

Results from Operations

Segment results for the quarters ended September 30, 2013 and 2012 are as follows:

	Revenues			AOCF			Operating Income (Loss)
$ millions	F’Q1 2014	F’Q1 2013	% Change	F’Q1 2014	F’Q1 2013	% Change	F’Q1 2014	F’Q1 2013	% Change
MSG Media	$166.6	$159.5	4%	$81.5	$76.7	6%	$76.7	$71.0	8%
MSG Entertainment	28.6	30.8	(7)%	(15.0)	(12.6)	(20)%	(18.4)	(16.0)	(15)%
MSG Sports	38.2	31.6	21%	2.9	1.5	100%	(0.4)	(2.1)	80%
Other (includes eliminations)	(17.8)	(17.7)	(1)%	(3.9)	(2.3)	(68)%	(18.0)	(12.7)	(42)%

Total Company	$215.6	$204.2	6%	$65.5	$63.3	3%	$39.9	$40.2	(1)%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.
2.	On an AOCF basis, Other consists principally of unallocated corporate general and administrative costs. On an operating income basis, Other also includes unallocated depreciation and amortization expense.

MSG Media

For the fiscal 2014 first quarter as compared to the prior year period, MSG Media revenues of $166.6 million grew 4%. Affiliation fee revenue increased $8.7 million, primarily attributable to higher affiliation rates and, to a lesser extent, a favorable affiliate adjustment that is not expected to recur. Advertising revenue increased $2.5 million, due to higher advertising sales at Fuse and, to a lesser extent, at MSG Networks. Other revenues decreased $4.2 million, primarily due to the expiration in April 2013 of a short-term programming licensing agreement. First quarter AOCF of $81.5 million increased 6% and operating income of $76.7 million increased 8%, both primarily due to the increase in revenues, partially offset by an increase in direct operating and selling, general and administrative expenses.

MSG Entertainment

For the fiscal 2014 first quarter as compared to the prior year period, MSG Entertainment revenues of $28.6 million decreased 7%. The decrease was primarily due to lower event-related revenues at Radio City Music Hall and, to a lesser extent, at the Beacon Theatre, partially offset by an increase in venue-related sponsorship and signage and suite rental fee revenues, as well as other net increases. The decrease in event-related revenues at Radio City Music Hall was primarily due to the impact of the absence of an extended run theatrical production and, to a lesser extent, fewer other events, largely offset by the impact of a highly rated live television show, which utilized the venue throughout most of the fiscal 2014 first quarter. First quarter AOCF loss of $15.0 million increased $2.5 million and operating loss of $18.4 million increased $2.4 million, both primarily due to the decrease in revenues and, to a lesser extent, higher selling, general and administrative expenses, partially offset by lower direct operating expenses.

MSG Sports

For the fiscal 2014 first quarter as compared to the prior year period, MSG Sports revenues of $38.2 million increased 21%. The increase in revenues was primarily due to higher suite rental fee revenue, league distributions and other net increases. First quarter AOCF of $2.9 million increased by $1.5 million and operating loss of $0.4 million improved by $1.7 million, both primarily due to the increase in revenues and, to a lesser extent, a decrease in selling, general and administrative expenses, largely offset by higher direct operating expenses. The increase in direct operating expenses was primarily due to higher other team operating expenses (which includes the impact of the absence of a league expense recoupment recorded during the prior year first quarter), an increase in net provisions for certain team personnel transactions and other net increases.

About The Madison Square Garden Company

The Madison Square Garden Company is a fully integrated sports, media and entertainment business. The Company is comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment, which are strategically aligned to work together to drive the Company’s overall business, which is built on a foundation of iconic venues and compelling content that the Company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports owns and operates the following sports franchises: the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Hartford Wolf Pack (AHL). MSG Sports also features the presentation of a wide variety of live sporting events including professional boxing, college basketball, bull riding and tennis. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from the Company’s venues. MSG Media’s television networks consist of regional sports networks, MSG Network and MSG+, collectively referred to as MSG Networks; and Fuse, a national television network dedicated to music. MSG Networks also include high-definition channels, MSG HD and MSG+ HD, and Fuse includes its high-definition channel, Fuse HD. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in the Company’s diverse collection of venues. These venues consist of Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, the Forum in Inglewood, CA, The Chicago Theatre, and the Wang Theatre in Boston, MA. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, and 3) restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 84216339

Conference call replay number is 855-859-2056 / Conference ID Number 84216339 until November 8, 2013

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2013	2012
Revenues	$215,585	$204,166

Adjusted operating cash flow	$65,500	$63,309
Share-based compensation expense	(2,830)	(3,419)

Operating income before depreciation and amortization	62,670	59,890
Depreciation and amortization (incl. impairments)	(22,807)	(19,700)

Operating income	39,863	40,190
Other income (expense):
Interest expense, net	(1,288)	(1,130)
Miscellaneous	6	36

Income from operations before income taxes	38,581	39,096
Income tax expense	(14,713)	(18,491)

Net income	$23,868	$20,605

Basic earnings per common share	$0.31	$0.27

Diluted earnings per common share	$0.31	$0.26

Basic weighted-average number of common shares outstanding	77,014	75,627
Diluted weighted-average number of common shares outstanding	78,101	77,767

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended September 30,
	2013	2012	% Change
MSG Media	$166,615	$159,538	4%
MSG Entertainment	28,625	30,777	(7)%
MSG Sports	38,165	31,564	21%
Other (including Inter-segment eliminations)	(17,820)	(17,713)	(1)%

Total Madison Square Garden Company	$215,585	$204,166	6%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow		% Change	Operating Income (Loss)		% Change
	Three Months Ended September 30,			Three Months Ended September 30,
	2013	2012		2013	2012
MSG Media	$81,450	$76,704	6%	$76,703	$71,013	8%
MSG Entertainment	(15,010)	(12,559)	(20)%	(18,409)	(16,030)	(15)%
MSG Sports	2,923	1,461	100%	(410)	(2,100)	80%
All other	(3,863)	(2,297)	(68)%	(18,021)	(12,693)	(42)%

Total Madison Square Garden Company	$65,500	$63,309	3%	$39,863	$40,190	(1)%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2013	June 30, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$119,131	$277,913
Restricted cash	8,414	8,413
Accounts receivable, net	130,360	145,728
Net related party receivables	29,122	18,565
Prepaid expenses	58,385	41,215
Other current assets	24,904	20,339

Total current assets	370,316	512,173

Investments in nonconsolidated affiliates	147,793	—
Property and equipment, net	1,230,728	1,135,180
Amortizable intangible assets, net	88,105	90,705
Indefinite-lived intangible assets	158,636	158,636
Goodwill	742,492	742,492
Other assets	96,926	93,028

	$2,834,996	$2,732,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$20,755	$16,006
Net related party payables	308	283
Accrued liabilities:
Employee related costs	47,549	70,663
Other accrued liabilities	178,982	221,405
Deferred revenue	371,088	237,537

Total current liabilities	618,682	545,894

Defined benefit and other postretirement obligations	56,696	59,726
Other employee related costs	38,647	45,370
Other liabilities	58,456	58,536
Deferred tax liability	555,506	543,753

Total liabilities	1,327,987	1,253,279

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 63,272 and 63,268 shares outstanding.	639	639
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,074,781	1,070,764
Treasury stock, at cost, 596 shares	(14,179)	(14,179)
Retained earnings	461,662	437,794
Accumulated other comprehensive loss	(16,030)	(16,219)

Total stockholders’ equity	1,507,009	1,478,935

	$2,834,996	$2,732,214

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$79,995	$68,978

Net cash used in investing activities	(239,884)	(70,348)

Net cash provided by financing activities	1,107	148

Net decrease in cash and cash equivalents	(158,782)	(1,222)
Cash and cash equivalents at beginning of period	277,913	206,500

Cash and cash equivalents at end of period	$119,131	$205,278